Exhibit 99.1

News Release	KI Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 412-227-2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President, Chief Financial Officer
412.227.2153
mccurriebh@koppers.com

KI Holdings Inc. Declares Dividend

PITTSBURGH, Pa., August 1, 2005 – On July 28, the Board of Directors of KI Holdings Inc. declared a dividend of $35 million with respect to its Common and Preferred Stock. The dividend will be paid on or about August 5, 2005 to shareholders of record as of the close of business on August 1, 2005.

The sources of funds include cash on hand plus a $13 million dividend to be received from Koppers Inc., a wholly owned subsidiary of KI Holdings Inc.

About KI Holdings Inc.

KI Holdings Inc. is the parent corporation of Koppers Inc., a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 38 facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The stock of KI Holdings Inc. is owned by a number of employee investors and by majority equity owner Saratoga Partners of New York, NY.

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